UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2011

ORB Automotive Corporation
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-52341	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd
Room O-R, Floor 23, Building A, Fortune Plaza
Shennan Road, Futian District
Shenzhen, Guangdong, China 518040
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  +86(755) 8204-6828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2011, ORB Automotive Corporation (the “Company”) completed the third and final tranche (the “3rd Tranche”) of a private placement transaction providing for, among other things, the issuance of up to 4,273,504 units, with each unit consisting of one share of ordinary stock, par value $0.000384 per share (the “Ordinary Stock”), of the Company (the “Shares”) and a warrant to purchase thirty percent (30%) of one (1) share of Ordinary Stock at an exercise price of $1.47 per share (the “Warrants”), at a purchase price of $1.17 per unit (the “Offering Price”) for an aggregate offering of a minimum of $1,000,000 and up to a maximum of $5,000,000 (the “Offering”).  In the 3rd Tranche, the Company issued 121,400 Shares and 36,420 Warrants.  At the final closing of the Offering, the Company had issued approximately 1.6 million units and received gross proceeds in the amount of approximately $1.92 million.

A summary of the first two tranches is as follows:

•
the first tranche closed on May 4, 2011 - the Company issued an aggregate of 1,236,461 Shares and Warrants to purchase up to 370,938 shares of Ordinary Stock for an aggregate purchase price of approximately $1.45 million; and

•
the second tranche closed on August 31, 2011 - the Company issued an aggregate of 287,041 Shares and Warrants to purchase up to 86,112 shares of Ordinary Stock for an aggregate purchase price of $335,838.

Each of the first two tranches was previously reported on a Current Report on Form 8-K filed with the Commission (as defined below).  As a result of the issuance of the Shares and, assuming exercise of the Warrants and issuance of the shares issuable upon such exercise (the “Warrant Shares”), Investors received or are entitled to receive an aggregate of 2,138,372 shares of Ordinary Stock.

The transaction documents memorializing the financing include a Securities Purchase Agreement, the Warrants, a Registration Rights Agreement and various ancillary certificates and exhibits in support thereof.  The Company paid no underwriting discounts or commissions in connection with the transaction.

The following is a brief summary of each of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements or forms of the agreements, which are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements or forms of agreements for a more complete understanding of the terms and conditions associated with this transaction.

SECURITIES PURCHASE AGREEMENT

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of units, each consisting of a Share and a Warrant to purchase 30% of a Share of Ordinary Stock. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement may be qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules, if any, and the documentation surrounding the transaction as a whole.  The Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type.

Additionally, the Securities Purchase Agreement contains a “Make Good Provision.”  Under this provision the Company agrees to reserve from issuance up to 4,273,504 Ordinary Shares (the “Make-Good Shares”). The Make-Good Shares shall be reserved for the benefit of the Investors, and shall be issued to the Investors in the event the Company fails to achieve 90% of either of the following financial “Performance Thresholds” for the 12-month periods ending December 31, 2011 and December 31, 2012:

(1)
For 2011, audited net income under US GAAP, but increased by any cash or non-cash charges incurred as a result of the offering, including without limitation, as a result of the issuance, exercise or any anti-dilution adjustment, equals or exceeds Seven Million Dollars ($7,000,000 Performance Threshold);

(2)
For 2012, audited net income under US GAAP, but increased by any cash or non-cash charges incurred as a result of the offering, including without limitation, as a result of the issuance, exercise or any anti-dilution adjustment, equals or exceeds Ten Million Dollars ($10,000,000 Performance Threshold)

If the Company achieves less than 90% of the Performance Thresholds, then the number of the Make-Good Shares to be distributed to each investor shall be calculated as follows: number of shares purchased in the private placement multiplied by the lowest threshold, which is the percentage by which the Performance Threshold was not achieved.

WARRANTS

The Warrants entitle the Investors to purchase up to an aggregate of 493,470 Shares of Ordinary Stock. The Warrants are exercisable in whole or in part upon issuance and will remain exercisable for a five year period.  The exercise price of the Warrants is $1.47 per share of Ordinary Stock, subject to adjustment in certain circumstances as set forth in the form of Warrant.

REGISTRATION RIGHTS AGREEMENT

The Registration Rights Agreement requires the Company to file a registration statement on Form S-1 (the “Registration Statement”) for the resale of the Shares and the Warrant Shares. The Registration Statement must be filed by January 6, 2012 and be deemed effective by the Securities and Exchange Commission (the “Commission”) on or before May 1, 2012.  The Registration Statement must remain effective and available for use until earlier of the date all of the securities covered by the registration statement have been sold or may be sold pursuant to Rule 144 free of volume limitations.

If (i) the Registration Statement is not filed on or before January 6, 2012, (ii) the Company fails to file a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iii) the Registration Statement is not declared effective by May 1, 2012 as a result of a failure of the Company to meet its obligations or, (iv) following effectiveness, ceases to remain continuously effective or available to the Investors for a defined period of time (collectively, the “Event”), the Company is required to pay liquidated damages in an amount equal to 1.0% of the purchase price of all registrable securities then held by the Investors and still subject to Rule 144 volume limitations and a 0.5% liquidated damage fee for each thirty (30) calendar day period until the Event is cured, subject to a cap of 8%.  The Registration Rights Agreement provides for customary indemnification for the Company and the Investor.

This summary is not complete, and is qualified in its entirety by reference to the full text of the agreement or form of the agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review that agreement or form of agreement for a more complete understanding of the terms and conditions associated with this transaction.

The Securities Purchase Agreement, the Registration Rights Agreement and a form of Warrant are attached as Exhibits 10.18, 10.19 and 10.20, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including without limitation the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 3.02	Unregistered Sales of Equity Securities

On November 9, 2011, the Company agreed to issue the Shares and Warrants described in Item 1.01 of this Current Report on Form 8-K as relating to the 3rd Tranche in exchange for aggregate gross proceeds of $142,038 on the closing of the 3rd Tranche as described in the Securities Purchase Agreement. The Warrants are immediately exercisable, expire on the fifth anniversary of their issuance and entitle their holders to purchase up to 36,420 shares of Ordinary Stock at an initial exercise price of $1.47 per share, subject to adjustment as described in Item 1.01. The details of this transaction are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

The Shares and the Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as well as Section 506 of Regulation D promulgated by the Commission thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.18	Securities Purchase Agreement between the Company and the Investors thereto
10.19	Registration Rights Agreement by and between the Company and the Investors
10.20	Form of Warrant of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2011

ORB AUTOMOTIVE CORPORATION

By:	/s/ Junning Ma
Junning Ma
President & Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.18	Securities Purchase Agreement between the Company and the Investors thereto
10.19	Registration Rights Agreement by and between the Company and the Investors
10.20	Form of Warrant of the Company